UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Goldman Sachs Private Credit Corp.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

GOLDMAN SACHS PRIVATE CREDIT CORP.

200 West Street

New York, New York 10282

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2024

April 29, 2024

This proxy statement supplement, dated April 29, 2024 (this “Supplement”), supplements the definitive proxy statement on Schedule 14A of Goldman Sachs Private Credit Corp. (the “Company”), dated April 2, 2024 (the “Proxy Statement”), for the 2024 Annual Meeting of Stockholders of the Company to be held virtually by means of a live webcast on May 29, 2024 at 12:00 p.m. (Eastern Time) (the “Meeting”). The live webcast of the Meeting will be accessible at www.virtualshareholdermeeting.com/GSPVC2024, as described in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Proxy Statement.

This Supplement hereby supplements and updates the Proxy Statement in all respects to reflect that 100,205,956 shares of common stock of the Company were outstanding as of April 1, 2024 (the record date for determining stockholders entitled to notice of, and to vote at, the Meeting and at any adjournment(s) or postponement(s) thereof (the “Record Date”)). The Proxy Statement previously disclosed that 90,691,195 shares of common stock of the Company were outstanding as of the Record Date. This supplement and update to the number of shares of common stock of the Company outstanding as of the Record Date is due to the determination of the final number of shares of common stock of the Company issued in connection with the April 1, 2024 monthly closing of the Company’s continuous private offering of its shares of common stock.

This Supplement does not change the proposals to be acted upon at the Meeting, which are described in the Proxy Statement. Except as specifically supplemented and updated by the information contained in this Supplement, the information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

Please note that any proxy card that you requested or that the Company delivered has not changed and may still be used to vote your shares in connection with the Meeting. If you have already submitted your vote, you do not need to take any further action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. The Company urges stockholders to vote their shares prior to the Meeting by using one of the methods described in the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING TO BE HELD ON MAY 29, 2024

This Supplement, the Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available online at www.proxyvote.com (please have the control number found on your Notice ready when you visit this website).